UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2024

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On September 20, 2024 (the “Closing Date”), Grove Collaborative Holdings, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Volition Capital Fund IV, L.P. (the “Investor”), pursuant to which the Company issued and sold to the Investor, 15,000 shares of the Company’s Series A' Convertible Preferred Stock, par value $0.0001 per share (the “Series A' Preferred Stock”) in exchange for (i) $15,000,000 in cash paid to the Company (the “Cash Purchase Price”), (ii) the forfeiture and termination of all existing warrants to purchase, in aggregate, 1,600,683 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) held by the Investor (the “Cancellation”), and (iii) the modification of certain terms of the Company’s existing Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” and together with the Series A' Preferred Stock, the “Preferred Stock”), held by the Investor (the “Series A Modification” and together with the Cancellation and the Cash Purchase Price, the “Purchase Price”), all on the terms and subject to the conditions set forth in the Subscription Agreement (the foregoing transaction, the “Private Placement”). Pursuant to the terms of the Subscription Agreement, the Company has agreed to, prior to November 30, 2024, use at least $10,000,000 of the Cash Purchase Price from the Private Placement to repay a portion of its term loan outstanding under that certain Loan and Security Agreement, dated as of December 21, 2022 (as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of March 10, 2023, and that certain Amendment No. 2 to Loan and Security Agreement, dated as of July 16, 2024), among the Company, Grove Collaborative, Inc., Ocean II PLO LLC, as administrative and collateral agent and the lending institutions party thereto.

Preferred Stock

In connection with the closing of the Private Placement, the Company also filed the Amended and Restated Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware on the Closing Date setting forth the respective terms, rights, obligations and preferences of the Series A' Preferred Stock and Series A Preferred Stock.

Ranking and Dividends

The Series A' Preferred Stock shall rank pari passu with the existing Series A Preferred Stock and prior and superior to all of the Class A Common Stock, Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), and any other capital stock of the Company. The rights of the shares of Class A Common Stock, Class B Common Stock and other capital stock of the Company shall be of junior rank to and subject to the preferences and relative rights of the Preferred Stock.

The Preferred Stock has a liquidation preference of $1,000.00 per share (the “Liquidation Preference”). The holders of then outstanding shares of Preferred Stock shall be entitled to receive, only when, as and if declared by the Company’s Board of Directors (the “Board”), out of any funds and assets legally available therefor, dividends at the rate of 6% per annum of the Liquidation Preference for each share of Preferred Stock. The Preferred Stock’s right to receive dividends are prior and in preference to any declaration or payment of any other dividend (other than dividends on shares of Class A Common Stock payable in shares of Class A Common Stock).

Conversion

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock equal to the sum of (i) the amount determined by dividing (x) the Liquidation Preference plus any declared but unpaid dividends to which such share of Preferred Stock is then entitled by (y) the then-effective Conversion Price, in effect on the date the certificate is surrendered for conversion or notice is provided for non-certificated shares and (ii) the Subsequent Issuance Share Adjustment. The “Conversion Price” for shares of Series A' Preferred Stock shall initially be $1.9328 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) per share. The “Conversion Price” for shares of Series A Preferred Stock of $2.11 per share was not adjusted in connection with the Private Placement. The “Subsequent Issuance Share Adjustment” for shares of Preferred Stock shall initially be equal to zero and shall be adjusted as set forth in Section 5(h) of the Series A' Certificate of Designation. The number of shares of Class A Common Stock issuable upon conversion of the Preferred Stock cannot exceed the number resulting from $1,000.00 per share of Preferred Stock (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Preferred Stock) (as adjusted, the “Original Issue Price”) divided by the Minimum Price (as defined by Section 312.04(h) of the NYSE Listed Company Manual) measured on September 20, 2024 for the Series A' Preferred Stock and August 11, 2023 for the Series A Preferred Stock.

Cash will be paid in lieu of any fractional shares based on the closing market price of the Class A Common Stock on the conversion date. The Conversion Price is subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers.

Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Company will be required to pay an amount per share of Preferred Stock equal to the greater of (i) the Original Issue Price or (ii) the consideration per share of Preferred Stock as would have been payable had all shares of the applicable series of Preferred Stock been converted to Class A Common Stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Preferred Stock.

Voting and Consent Rights

Holders of Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted to common basis at any annual or special meeting of stockholders of the Company, and not as a separate class, except as required by Delaware law.

Additionally, for so long as 50% of the shares of Preferred Stock remain outstanding, the Company will be prohibited, without the consent of the holders of at least a majority of the Preferred Stock, voting together as a single class on an as-converted basis, from taking various corporate actions, including:

•amend, modify or alter (A) the Certificate of Designation or (B) the Company’s certificate of incorporation (including by filing any new certificate of designation or elimination) or the Bylaws of the Company, in each case with respect to this clause (B) in a manner that adversely affects the rights, preference or privileges of the Preferred Stock;
•increase or decrease the authorized number of shares of Preferred Stock or issue additional shares of Preferred Stock;
•authorize, create, issue or obligate itself to issue (by reclassification, merger or otherwise) any capital stock (or any class or series thereof) that has any rights, preferences or privileges senior to, or on a parity with, the Preferred Stock (a “New Security”) unless the holders of Preferred Stock are offered the opportunity to participate in the offering of the New Security pursuant to Section 10.2 of the Subscription Agreement; or
•authorize, create, issue or obligate itself to issue, assume, incur or guarantee any indebtedness, that is not included in the Company’s budget approved by the Board or otherwise approved by the Board other than (1) the issuance of up to an aggregate of $2,500,000 of indebtedness or (2) trade payables incurred in the ordinary course of business.

Restrictions on Transfer

The holders of Preferred Stock are permitted to transfer their shares of Preferred Stock subject to any applicable legends or legal restrictions arising under applicable law, subject to completion of certain procedures.

Registration Rights

The Company has agreed that within 30 days after the Closing Date, the Company will file a registration statement to register the resale of all the shares of Common Stock issuable upon conversion of the Series A' Preferred Stock.

Participation Rights

The Subscription Agreements provides the Investor, for so long as the Investor and its affiliates continues to hold or beneficially own at least 20% of the Preferred Stock (or Common Stock underlying such Preferred Stock), with a right to participate as investors in future financing transactions by the Company. The right is limited to financing transactions involving equity securities or securities exercisable or convertible for equity securities of the Company, subject to certain exemptions, and will provide the Investor the right to buy a number of new securities, on the same terms and conditions offered to other potential investors, as set forth in the Subscription Agreement.

Beneficial Ownership and Voting Limitations

The Certificate of Designation includes certain provisions that prevent the Investor from converting its Preferred Stock or voting its Preferred Stock on an as-converted-to-Common Stock basis, as applicable, to the extent such action would result in the Investor beneficially owning or voting in excess of 29.99% of the Company’s then outstanding voting power or issued and outstanding Class A Common Stock and Class B Common Stock (on an as converted basis) (the “Change of Control Limitation”). In the event that at any time the conversion or voting rights of a share of Preferred Stock would be prohibited, limited or otherwise restricted as a result of the Change of Control Limitation, the Company shall use its best efforts to obtain stockholder approval of the conversion rights or voting power in excess of the Change of Control Limitation in accordance with the applicable rules and regulations of the New York Stock Exchange (the “Requisite Stockholder Approval”) at its next regular annual meeting of stockholders (the “Annual Meeting Meeting”). The Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolution and the disinterested members of the Board shall recommend to the stockholders that they approve such resolution. If the Requisite Stockholder Approval is not obtained at the Annual Meeting, the Company shall seek approval from its stockholders annually at each subsequent regular annual meeting of stockholders until such approval is obtained.

Board of Directors

The Certificate of Designation and the Subscription Agreement provides that so long as the Investor holds 20% or more of the shares of Class A Common Stock issued or issuable upon conversion of the Preferred Stock, the Investor has the right to designate one director for election to the Board as a Class I Director. The Investor’s designee is Larry Cheng, who is already serving as a director on the Board.

Additional Changes to the Series A Preferred Stock

The terms of the Series A Preferred Stock were amended to (i) remove all redemption rights, (ii) exempt the issuance of the Preferred Stock (and the shares of Class A Common Stock issuable upon conversion of the Preferred Stock) from the anti-dilution provisions applicable to the Series A Preferred Stock and (iii) revise the beneficial ownership limitations on the conversion and voting of the Series A Preferred Stock to be consistent with those of the Preferred Stock.

The foregoing descriptions of the Certificate of Designation and the Subscription Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete, and are qualified in its entirety by reference to the full text of such instruments, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1, and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Private Placement was undertaken in reliance upon an exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Series A' Preferred Stock issued pursuant to the Subscription Agreement and the Class A Common Stock issuable upon conversion thereof may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Subscription Agreement, the Company issued the Series A' Preferred Stock and completed the Series A Modification as set forth in Item 1.01 above, which is incorporated herein by reference. The powers, designations, preferences, and other rights of the Preferred Stock as are set forth in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Subscription Agreement, the Company issued shares of Series A' Preferred Stock as set forth in Items 1.01 and 3.03 above, which are incorporated herein by reference. In connection with the closing of the Private Placement, on September 20, 2024, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on the Closing Date setting forth the terms, rights, obligations and preferences of the Preferred Stock. A copy of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On September 23, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series A Preferred Stock of Grove Collaborative Holdings, Inc.
10.1	Subscription Agreement, dated as of September 20, 2024, by and between Grove Collaborative Holdings, Inc., and Volition Capital Fund IV, L.P.
99.1	Press Release dated September 23, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Sergio Cervantes
Name:	Sergio Cervantes
Title:	Chief Financial Officer
Dated: September 23, 2024